DEAN FOODS REPORTS THIRD QUARTER 2014 RESULTS

•	Q3 Loss from Continuing Operations Attributable to Dean Foods of $0.16 per Share, Q3 Adjusted Diluted Loss from Continuing Operations of $0.03 per Share

•	Expects Q4 Income from Continuing Operations Attributable to Dean Foods of $0.05 to $0.15 per Share, Despite the Continuation of Elevated Dairy Commodity Costs
DALLAS, November 10, 2014 - Dean Foods Company (NYSE: DF) today announced third quarter 2014 results.

Financial Summary	Three Months Ended September 30			Nine Months Ended September 30
(In million, except EPS)	2014	2013	% Change	2014	2013	% Change
Gross Profit
GAAP	$417	$441	(6)%	$1,232	$1,409	(13)%
Adjusted	$417	$443	(6)%	$1,234	$1,414	(13)%

Operating Income (Loss)
GAAP	$(1)	$23	(105)%	$1	$96	(99)%
Adjusted	$10	$42	(77)%	$11	$181	(94)%

Interest Expense
GAAP	$15	$30	(50)%	$45	$180	(75)%
Adjusted	$15	$24	(38)%	$44	$76	(43)%

Net Income (Loss) Attributable to Dean Foods
GAAP	$(16)	$415	(104)%	$(26)	$851	(103)%
Adjusted	$(3)	$11	(125)%	$(20)	$65	(131)%

Diluted Earnings (Loss) Per Share (EPS)
GAAP	$(0.17)	$4.35	(104)%	$(0.27)	$9.00	(103)%
Adjusted	$(0.03)	$0.12	(125)%	$(0.21)	$0.69	(130)%
The Company reported a third quarter 2014 diluted loss from continuing operations attributable to Dean Foods of $0.16 per share, compared to third quarter 2013 diluted income of $4.35 per share. On an adjusted basis, the third quarter 2014 diluted loss from continuing operations was $0.03 per share, compared to third quarter 2013 adjusted earnings of $0.12 per share.
Third quarter 2014 operating loss totaled $1 million, compared to third quarter 2013 operating income of $23 million. Third quarter 2014 adjusted operating income totaled $10 million, compared to adjusted operating income of $42 million in the year-ago period.
“Given the continued challenges facing the dairy industry due to the dairy commodity environment, we are encouraged by the sequential improvement of our operating results which we believe reflects the success of our current business efforts,” said Gregg Tanner, Chief Executive Officer of Dean Foods. “This year has clearly been the most difficult operating environment we’ve ever experienced as a company. And so, we remain rigorous in our focus on the things that we control: price realization, cost productivity and volume at margins that deliver an appropriate return.”
Chris Bellairs, Chief Financial Officer of Dean Foods, added, “Against the backdrop of this difficult environment, we are seeing positive signs of progress resulting from the focused efforts of our employees to drive improvement throughout all aspects of our operations.”
“In the third quarter, these efforts allowed us to deliver sequentially improving adjusted operating income. We believe they will pave the way for us to begin rebuilding our profitability in 2015 and position us for long term success,” added Tanner.
Net loss attributable to Dean Foods totaled $16 million for the third quarter of 2014 compared to $415 million of net income attributable to Dean Foods for the year-ago period. On an adjusted basis, third quarter net loss attributable to Dean Foods totaled $3 million, compared to $11 million of net income attributable to Dean Foods for the third quarter of 2013.
Net sales for the third quarter of 2014 totaled $2.4 billion, compared to $2.2 billion of net sales in the third quarter of 2013.
Dean Foods’ unadjusted fluid milk volumes declined 1% on a year-over-year basis. This quarter’s volumes reflect the last of the negative impacts of the RFP-driven volume loss from a significant customer in 2013. Excluding the impact of the RFP, Dean Foods’ fluid milk volumes decreased 0.6% in the quarter.
The USDA has not published category data for any of the months in the third quarter.
“Our visibility into our share performance is hampered by USDA data now lagging longer than usual. But, when published, we believe the USDA data will show that the category continued to decline in the third quarter,” added Tanner. “With our volume performance in the third quarter, if the USDA data were to report a category decline of 3% our share would approximate 35.6%. This would represent a 0.7% increase in our share of the fluid milk category since bottoming out in the third quarter of 2013, at 34.9%. With pricing actions beginning to take effect we may have experienced a sequential decline in our share, which was 35.9% in the second quarter.”
The third quarter 2014 average Class I Mover, a measure of raw milk costs, was $23.51 per hundred-weight, an increase of 24% from the third quarter of 2013. The third quarter 2014 average was the second highest quarterly Class I Mover average in the history of the U.S. dairy industry, just less than one percent below the second quarter of 2014. The Company anticipates the elevated Class I Mover trend to continue and the fourth quarter average to be among the highest averages ever.
CASH FLOW
Consolidated net cash from continuing operations for the nine months ended September 30, 2014, totaled $48 million. Free cash flow used in continuing operations, which is defined as net cash provided by or used in continuing operations less capital expenditures, was $41 million for the nine months ended September 30, 2014. On an adjusted basis, which excludes certain other items as outlined within the reconciliation tables below, Dean Foods utilized $11 million of free cash flow through the first nine months of 2014.
DEBT
Total debt at September 30, 2014, net of $30 million cash on hand, was approximately $948 million. The Company's funded net debt to EBITDA ratio calculated in accordance with its credit agreements was 4.23 times as of the end of the third quarter of 2014.
Subject to obtaining board approval, the Company intends to redeem the $23.8 million of remaining senior notes due 2018 during the fourth quarter.
Forward Outlook
“Turning to the forward outlook for the fourth quarter, although challenges remain, we expect to deliver sequentially improving results,” continued Tanner. “The dairy commodity environment remains extremely challenging and for the fourth quarter we expect raw milk costs will remain stubbornly high despite continued strong global production growth and waning demand. We don’t expect much relief on raw milk costs until early 2015, but we do expect significant butterfat cost declines at the end of the fourth quarter. Industry volumes remain soft and we expect our fourth quarter volumes to be down low single digits, as compared to prior year, but with a continued improvement to net price realization. Further, as we move past our extended period of heavy plant closure activity and realize further costs reductions, we believe the rate of per-unit production and distribution costs will continue to decline and flatten from a year over year basis.”
“All told, we expect fourth quarter adjusted diluted earnings of between $0.05 and $0.15 per share, resulting in full year 2014 adjusted diluted net loss per share of between $0.06 and $0.16.”
“We now expect full year 2014 adjusted EBITDA to be between $193 and $208 million and adjusted free cash flow to end the year at approximately breakeven. We also expect to be at the low end of our prior 2014 capital expenditure guidance of $150-175 million.”

CONFERENCE CALL/WEBCAST
A webcast to discuss the Company's financial results and outlook will be held at 9:00 a.m. ET today and may be heard live by visiting the "Webcast" section of the Company's website at http://www.deanfoods.com/. A slide presentation will accompany the webcast.
ABOUT DEAN FOODS
Dean Foods® is a leading food and beverage company in the United States and is the nation's largest processor and direct-to-store distributor of fluid milk. Headquartered in Dallas, Texas, the Dean Foods portfolio includes TruMoo®, the leading national flavored milk brand, along with well-known regional dairy brands such as Alta Dena®, Berkeley Farms®, Country Fresh®, Dean’s®, Garelick Farms®, LAND O LAKES® milk and cultured products*, Lehigh Valley Dairy Farms®, Mayfield®, McArthur®, Meadow Gold®, Oak Farms®, PET®**, T.G. Lee®, Tuscan® and more. In all, Dean Foods has more than 50 local and regional dairy brands and private labels. Dean Foods also makes and distributes ice cream, cultured products, juices, teas, and bottled water. Nearly 18,000 employees across the country work every day to make Dean Foods the most admired and trusted provider of wholesome, great-tasting dairy products at every occasion. For more information about Dean Foods and its brands, visit www.deanfoods.com.
*The LAND O LAKES brand is owned by Land O’Lakes, Inc. and is used by license.
**PET is a trademark of The J.M. Smucker Company and is used by license.
FORWARD-LOOKING STATEMENTS
Some of the statements made in this press release are “forward-looking” and are made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995, including statements relating to: (1) projected sales (including specific product lines and the Company as a whole), profit margins, net income, earnings per share, free cash flow and debt covenant compliance, (2) the Company’s regional and national branding initiatives, (3) the Company’s innovation, and research and development plans or its ability to successfully launch new products, (4) commodity prices and other inputs and the Company’s ability to forecast or predict commodity prices, milk production and milk exports, (5) the Company’s cost-savings initiatives, including plant closures and route reductions, and its ability to accelerate any such initiatives or to achieve expected savings, (6) the Company’s plans related to leverage, including the planned redemption of our outstanding senior notes due 2018, (7) planned capital expenditures, (8) the status of the Company’s litigation matters, (9) the impact of divestitures including the sale of Morningstar and the divestiture and spin-off of the Company’s former subsidiary, The WhiteWave Foods Company, (10) the Company’s dividend policy, and (11) possible repurchases of shares of common stock. These statements involve risks and uncertainties that may cause results to differ materially from those set forth in this press release. Financial projections are based on a number of assumptions. Actual results could be materially different than projected if those assumptions are erroneous. The cost and supply of commodities and other raw materials are determined by market forces over which the Company has limited or no control. Sales, operating income, net income, debt covenant compliance, financial performance and adjusted earnings per share can vary based on a variety of economic, governmental and competitive factors, which are identified in the Company’s filings with the Securities and Exchange Commission, including in its most recent Form 10-K and Forms 10-Q. The Company’s ability to profit from its branding initiatives depends on a number of factors including consumer acceptance of its products. The declaration and payment of cash dividends under the Company’s dividend policy remains at the sole discretion of the Board of Directors or a committee thereof and will depend upon its financial results, cash requirements, future prospects, restrictions in its credit agreement and debt covenant compliance, applicable law and other factors that may be deemed relevant by the Board or such committee. All forward-looking statements in this press release speak only as of the date of this press release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statements to reflect any change in our expectations with regard thereto or any changes in the events, conditions or circumstances on which any such statement is based except as required by law.
NON-GAAP FINANCIAL MEASURES
In addition to the results prepared in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), we have presented certain adjusted financial results and certain other non-GAAP financial measures, including Adjusted EBITDA, Free Cash Flow and Adjusted Free Cash Flow, each as defined below. These non-GAAP financial measures are from continuing operations and are adjusted to eliminate the net expense, net gain and cash flow impacts related to the items identified in the “Reconciliation of GAAP to Non-GAAP Information” tables below. This information is provided to assist investors in making meaningful comparisons of our operating performance between periods and to view our business from the same perspective as our management. Because we cannot predict the timing and amount of charges associated with certain non-recurring items; asset impairment charges; gains or losses related to discontinued operations and divestitures; deal, integration and separation costs; facility closing, reorganization and realignment costs; litigation settlements; and certain other charges, as well as the timing and amount of any cash outflows or inflows associated with such items, our management does not consider these items when evaluating our performance, when making decisions regarding the allocation of resources, in determining incentive compensation for management, or in determining earnings estimates.

We have defined Adjusted EBITDA as net income attributable to Dean Foods, which is the most comparable GAAP financial measure, adjusted for the items above as well as interest, taxes, depreciation and amortization. We believe Adjusted EBITDA is a useful measure for analyzing the performance of our business and is an indicator of our ability to incur and service indebtedness and generate free cash flow. We also believe that EBITDA measures are commonly reported and widely used by investors and other interested parties as measures of a company’s operating performance and debt servicing ability because such measures assist in comparing performance on a consistent basis without regard to capital structure, depreciation or amortization (which can vary significantly) and non-operating factors (such as historical cost). EBITDA is also a widely-accepted financial indicator of a company’s ability to incur and service indebtedness. The reconciliation of net income to Adjusted EBITDA for the three months and nine months ended September 30, 2014 and 2013 is included in the tables below.
Additionally, we believe free cash flow provided by (used in) continuing operations (“Free Cash Flow”) and adjusted free cash flow provided by (used in) continuing operations (“Adjusted Free Cash Flow”) are meaningful non-GAAP measures that offer supplemental information and insight regarding the liquidity of our operations and our ability to generate sufficient cash flow above what is required in our business to sustain our operations.
We define Free Cash Flow as net cash provided by (used in) continuing operations less cash payments for capital expenditures. We define Adjusted Free Cash Flow as Free Cash Flow adjusted for the impact on operating cash flows related to certain significant or non-recurring items, including income taxes paid on the divestiture of Morningstar; litigation payments; transaction costs and other separation costs resulting from the Morningstar divestiture and WhiteWave spin-off in 2013; income tax payments related to certain deferred intercompany transactions between us and WhiteWave, which were recognized by us upon completion of the WhiteWave spin-off; and other increases in or reductions to income tax payments associated with the adjustments described above. Additionally, the computation of Adjusted Free Cash Flow for the nine months ended September 30, 2013 has been further adjusted to exclude the net impact on working capital of accounts receivable and accounts payable associated with our transitional services agreements with WhiteWave and Morningstar, as well as the movement of WhiteWave and Morningstar trade accounts receivable and trade accounts payable from intercompany transactions (which were previously eliminated in consolidation) to third-party transactions in 2013. A reconciliation of net cash used in continuing operations, which is the most comparable U.S. GAAP financial measure, to Adjusted Free Cash Flow, is included in the tables below.
This non-GAAP financial information is provided as additional information for investors and is not in accordance with, or an alternative to, GAAP. Additionally, these non-GAAP measures may be different than similar measures used by other companies. We believe that the presentation of these non-GAAP financial measures, when considered together with our GAAP financial measures and the reconciliations to the corresponding GAAP financial measures, provides investors with a more complete understanding of the factors and trends affecting our business than could be obtained absent these disclosures. A full reconciliation of our results and financial measures reported in accordance with GAAP for the three and nine months ended September 30, 2014 and 2013 to the non-GAAP financial measures described above is set forth herein.
CONTACT: Corporate Communications, Jamaison Schuler, +1-214-721-7766; or Investor Relations, Scott Vopni, +1-214-303-3438

DEAN FOODS COMPANY
Condensed Consolidated Statements of Operations
(Unaudited)
(In thousands, except per share data)

	Three months ended September 30,		Three months ended September 30,
	2014	2013	2014		2013
	GAAP		Adjusted*

Net sales	$2,373,280	$2,200,899	$2,373,280		$2,200,899
Cost of sales	1,956,480	1,759,614	1,955,822	(a) (e)	1,757,467	(a) (b)
Gross profit	416,800	441,285	417,458		443,432
Operating costs and expenses:
Selling and distribution	337,346	333,456	337,319	(e)	332,664	(b)
General and administrative	69,728	72,274	69,645	(b)	68,226	(b) (c) (e)
Amortization of intangibles	714	910	714		910
Facility closing and reorganization costs	2,805	7,268	—	(b)	—	(b)
Impairment of long-lived assets	7,400	4,422	—	(a)	—	(a)
Other operating loss	—	285	—		—	(e)
Total operating costs and expenses	417,993	418,615	407,678		401,800
Operating income (loss)	(1,193)	22,670	9,780		41,632
Interest expense	15,233	30,238	14,807	(e)	23,870	(c) (e)
Gain on disposition of WhiteWave common stock	—	(415,783)	—		—	(c)
Other income, net	(487)	(126)	(487)		(126)
Income (loss) from continuing operations before income taxes	(15,939)	408,341	(4,540)		17,888
Income tax expense (benefit)	(803)	(7,177)	(1,725)	(f)	6,798	(f)
Income (loss) from continuing operations	(15,136)	415,518	(2,815)		11,090
Loss on sale of discontinued operations, net of tax	—	(398)	—	(c) (d) (e)	—	(e)
Loss from discontinued operations, net of tax	(836)	—	—	(c)	—
Net income (loss) attributable to Dean Foods Company	$(15,972)	$415,120	$(2,815)		$11,090
Average common shares:
Basic	93,797	94,164	93,797		94,164
Diluted	93,797	95,338	93,797		95,338
Basic earnings (loss) per common share:
Income (loss) from continuing operations attributable to Dean Foods Company	$(0.16)	$4.41	$(0.03)		$0.12
Loss from discontinued operations attributable to Dean Foods Company	(0.01)	—	—		—
Net income (loss) attributable to Dean Foods Company	$(0.17)	$4.41	$(0.03)		$0.12
Diluted earnings (loss) per common share:
Income (loss) from continuing operations attributable to Dean Foods Company	$(0.16)	$4.35	$(0.03)		$0.12
Loss from discontinued operations attributable to Dean Foods Company	(0.01)	—	—		—
Net income (loss) attributable to Dean Foods Company	$(0.17)	$4.35	$(0.03)		$0.12
* See notes to Earnings Release Tables

DEAN FOODS COMPANY
Condensed Consolidated Statements of Operations
(Unaudited)
(In thousands, except per share data)

	Nine months ended September 30,		Nine months ended September 30,
	2014	2013	2014		2013
	GAAP		Adjusted*

Net sales	$7,108,189	$6,720,871	$7,108,189		$6,720,871
Cost of sales	5,876,126	5,312,054	5,874,582	(a) (e)	5,306,654	(a) (b)
Gross profit	1,232,063	1,408,817	1,233,607		1,414,217
Operating costs and expenses:
Selling and distribution	1,011,657	1,005,131	1,011,597	(b) (e)	1,002,722	(b)
General and administrative	212,804	243,626	209,092	(b)	228,167	(b) (c)
Amortization of intangibles	2,175	2,785	2,175		2,785
Facility closing and reorganization costs	4,510	17,817	—	(b)	—	(b)
Litigation settlements	(2,521)	(1,019)	—	(e)	—	(e)
Impairment of long-lived assets	7,400	41,941	—	(a)	—	(a)
Other operating (income) loss	(4,535)	2,494	—	(a)	—	(a) (e)
Total operating costs and expenses	1,231,490	1,312,775	1,222,864		1,233,674
Operating income	573	96,042	10,743		180,543
Interest expense	45,477	180,009	43,976	(e)	76,491	(c) (d) (e)
Gain on disposition of WhiteWave common stock	—	(415,783)	—		—	(c)
Other income, net	(760)	(489)	(760)		(489)
Income (loss) from continuing operations before income taxes	(44,144)	332,305	(32,473)		104,541
Income tax expense (benefit)	(18,253)	(30,416)	(12,339)	(f)	39,725	(f)
Income (loss) from continuing operations	(25,891)	362,721	(20,134)		64,816
Gain on sale of discontinued operations, net of tax	1,154	491,422	—	(d) (e)	—	(c) (d) (e)
Income (loss) from discontinued operations, net of tax	(836)	2,891	—	(c)	—	(c) (d)
Net income (loss)	(25,573)	857,034	(20,134)		64,816
Net income attributable to non-controlling interest in discontinued operations	—	(6,179)	—		—	(c)
Net income (loss) attributable to Dean Foods Company	$(25,573)	$850,855	$(20,134)		$64,816
Average common shares:
Basic	93,917	93,534	93,917		93,534
Diluted	93,917	94,577	93,917		94,577
Basic earnings (loss) per common share:
Income (loss) from continuing operations attributable to Dean Foods Company	$(0.27)	$3.88	$(0.21)		$0.69
Gain from discontinued operations attributable to Dean Foods Company	—	5.22	—		—
Net income (loss) attributable to Dean Foods Company	$(0.27)	$9.10	$(0.21)		$0.69
Diluted earnings (loss) per common share:
Income (loss) from continuing operations attributable to Dean Foods Company	$(0.27)	$3.84	$(0.21)		$0.69
Gain from discontinued operations attributable to Dean Foods Company	—	5.16	—		—
Net income (loss) attributable to Dean Foods Company	$(0.27)	$9.00	$(0.21)		$0.69
* See notes to Earnings Release Tables

DEAN FOODS COMPANY
Computation of Adjusted EBITDA
(Unaudited)
(In thousands)

	Three months ended September 30,		Nine months ended September 30,
	2014	2013	2014	2013

Net income (loss) attributable to Dean Foods Company	$(2,815)	$11,090	$(20,134)	$64,816
Interest expense	14,807	23,870	43,976	76,491
Income tax expense (benefit)	(1,725)	6,798	(12,339)	39,725
Depreciation and amortization	39,491	39,239	117,609	120,698
Adjusted EBITDA	$49,758	$80,997	$129,112	$301,730

DEAN FOODS COMPANY
Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands)

	September 30, 2014	December 31, 2013
ASSETS
Cash and cash equivalents	$30,381	$16,762
Other current assets	1,183,177	1,133,936
Total current assets	1,213,558	1,150,698
Property, plant and equipment, net	1,180,990	1,216,047
Intangibles and other assets, net	395,342	435,300
Total Assets	$2,789,890	$2,802,045

LIABILITIES AND STOCKHOLDERS' EQUITY
Total current liabilities, excluding debt	$786,916	$780,389
Total long-term debt, including current portion	978,214	897,262
Other long-term liabilities	369,561	410,079
Total stockholders' equity	655,199	714,315
Total Liabilities and Stockholders' Equity	$2,789,890	$2,802,045

DEAN FOODS COMPANY
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(In thousands)

	Nine months ended September 30,
Operating Activities	2014	2013
Net cash provided by (used in) continuing operations	$48,071	$(258,628)
Net cash provided by discontinued operations	—	14,174
Net cash provided by (used in) operating activities	48,071	(244,454)

Investing Activities
Payments for property, plant and equipment	(89,486)	(90,387)
Proceeds from sale of fixed assets	18,688	8,526
Net cash used in investing activities - continuing operations	(70,798)	(81,861)
Net cash provided by investing activities - discontinued operations	—	1,403,494
Net cash provided by (used in) investing activities	(70,798)	1,321,633

Financing Activities
Net proceeds from (repayment of) debt	79,212	(702,967)
Common stock repurchase	(25,000)	—
Cash dividend paid	(19,654)	—
Payments of financing costs	(3,233)	(6,197)
Issuance of common stock, net of share repurchases	5,296	17,638
Other	332	2,139
Net cash provided by (used in) used in financing activities - continuing operations	36,953	(689,387)
Net cash used in financing activities - discontinued operations	—	(51,584)
Net cash provided by (used in) financing activities	36,953	(740,971)

Effect of exchange rate changes on cash and cash equivalents	(607)	(216)

Increase in cash and cash equivalents	13,619	335,992
Cash and cash equivalents, beginning of period	16,762	24,657

Cash and cash equivalents, end of period	$30,381	$360,649

DEAN FOODS COMPANY
Reconciliation of Net Cash Provided by (Used in) Continuing Operations
to Adjusted Free Cash Flow Provided by Continuing Operations
(Unaudited)
(In thousands)

	Nine months ended September 30,
	2014	2013
Computation of Free Cash Flow provided by (used in) continuing operations
Net cash provided by (used in) continuing operations - GAAP Basis	$48,071	$(258,628)
Payments for property, plant and equipment	(89,486)	(90,387)
Free cash flow used in continuing operations	$(41,414)	$(349,015)

Computation of Adjusted Free Cash Flow provided by continuing operations

Net cash provided by provided by (used in) continuing operations - GAAP Basis	$48,071	$(258,628)
Estimated impact on net cash provided by (used in) continuing operations related to:
Facility closing, reorganization and realignment costs	—	18,240
Termination of interest rate swap liability	—	28,147
Deal, integration and separation costs	—	31,323
Estimated tax payment reduction related to above items	—	(25,168)
Litigation payments	18,605	19,101
WhiteWave spin-off	(9,472)	15,353
Morningstar divestiture	15,190	35,020
Morningstar gain tax payment	5,979	314,800
Severance (non restruct)	—	9,378
Adjusted net cash provided by continuing operations	78,373	187,566
Less: Payments for plant, property & equipment	(89,486)	(90,387)
Adjusted free cash flow provided by continuing operations	$(11,113)	$97,179

DEAN FOODS COMPANY
Reconciliation of GAAP to Adjusted Earnings
(Unaudited)
(In thousands, except per share data)

	Three months ended September 30, 2014
	GAAP	Asset write-downs and (gain) loss on sale of assets (a)	Facility closing, reorganization and realignment costs (b)	Disposition of WhiteWave (c)	Morningstar sale (d)	Other adjustments (e)	Income tax (f)	Adjusted*
Operating income (loss):
Dean Foods	$9,012	$213	$83	$—	$—	$472	$—	$9,780
Facility closing and reorganization costs	(2,805)	—	2,805	—	—	—	—	—
Impairment of long-lived assets	(7,400)	7,400	—	—	—	—	—	—
Total operating income (loss)	(1,193)	7,613	2,888	—	—	472	—	9,780

Interest expense	15,233	—	—	—	—	(426)	—	14,807
Other income, net	(487)	—	—	—	—	—	—	(487)
Income tax expense (benefit)	(803)	—	—	—	—	—	(922)	(1,725)
Income (loss) from continuing operations	(15,136)	7,613	2,888	—	—	898	922	(2,815)
Loss from discontinued operations, net of tax	(836)	—	—	603	196	37	—	—
Net income (loss) attributable to Dean Foods Company	$(15,972)	$7,613	$2,888	$603	$196	$935	$922	$(2,815)

Diluted earnings (loss) per share	$(0.17)	$0.08	$0.03	$0.01	$—	$0.01	$0.01	$(0.03)

	Three months ended September 30, 2013
	GAAP	Asset write-downs and (gain) loss on sale of assets (a)	Facility closing, reorganization and realignment costs (b)	Disposition of WhiteWave (c)	Morningstar sale (d)	Other adjustments (e)	Income tax (f)	Adjusted*
Operating income (loss):
Dean Foods	$34,645	$1,800	$2,725	$2,752	$—	$(290)	$—	$41,632
Facility closing and reorganization costs	(7,268)	—	7,268	—	—	—	—	—
Impairment of long-lived assets	(4,422)	4,422	—	—	—	—	—	—
Other operating loss	(285)	—	—	—	—	285	—	—
Total operating income	22,670	6,222	9,993	2,752	—	(5)	—	41,632

Interest expense	30,238	—	—	(649)	—	(5,719)	—	23,870
Gain on disposition of WhiteWave common stock	(415,783)	—	—	415,783	—	—	—	—
Other income, net	(126)	—	—	—	—	—	—	(126)
Income tax expense (benefit)	(7,177)	—	—	—	—	—	13,975	6,798
Income from continuing operations	415,518	6,222	9,993	(412,382)	—	5,714	(13,975)	11,090
Loss from discontinued operations, net of tax	(398)	—	—	—	—	398	—	—
Net income attributable to Dean Foods Company	$415,120	$6,222	$9,993	$(412,382)	$—	$6,112	$(13,975)	$11,090

Diluted earnings per share	$4.35	$0.07	$0.10	$(4.32)	$—	$0.06	$(0.14)	$0.12
* See notes to Earnings Release Tables

DEAN FOODS COMPANY
Reconciliation of GAAP to Adjusted Earnings
(Unaudited)
(In thousands, except per share data)

	Nine months ended September 30, 2014
	GAAP	Asset write-downs and (gain) loss on sale of assets (a)	Facility closing, reorganization and realignment costs (b)	Disposition of WhiteWave (c)	Morningstar sale (d)	Other adjustments (e)	Income tax (f)	Adjusted*
Operating income (loss):
Dean Foods	$5,427	$1,491	$3,822	$—	$—	$3	$—	$10,743
Facility closing and reorganization costs	(4,510)	—	4,510	—	—	—	—	—
Litigation settlements	2,521	—	—	—	—	(2,521)	—	—
Impairment of long-lived assets	(7,400)	7,400	—	—	—	—	—	—
Other operating income	4,535	(4,535)	—	—	—	—	—	—
Total operating income	573	4,356	8,332	—	—	(2,518)	—	10,743

Interest expense	45,477	—	—	—	—	(1,501)	—	43,976
Other income, net	(760)	—	—	—	—	—	—	(760)
Income tax expense (benefit)	(18,253)	—	—	—	—	—	5,914	(12,339)
Income (loss) from continuing operations	(25,891)	4,356	8,332	—	—	(1,017)	(5,914)	(20,134)
Income from discontinued operations, net of tax	318	—	—	836	(353)	(801)	—	—
Net income (loss) attributable to Dean Foods Company	$(25,573)	$4,356	$8,332	$836	$(353)	$(1,818)	$(5,914)	$(20,134)

Diluted earnings (loss) per share	$(0.27)	$0.04	$0.09	$0.01	$—	$(0.02)	$(0.06)	$(0.21)

	Nine months ended September 30, 2013
	GAAP	Asset write-downs and (gain) loss on sale of assets (a)	Facility closing, reorganization and realignment costs (b)	Disposition of WhiteWave (c)	Morningstar sale (d)	Other adjustments (e)	Income tax (f)	Adjusted*
Operating income (loss):
Dean Foods	$157,275	$3,862	$10,004	$9,402	$—	$—	$—	$180,543
Facility closing and reorganization costs	(17,817)	—	17,817	—	—	—	—	—
Litigation settlements	1,019	—	—	—	—	(1,019)	—	—
Impairment of long-lived assets	(41,941)	41,941	—	—	—	—	—	—
Other operating loss	(2,494)	2,209	—	—	—	285	—	—
Total operating income	96,042	48,012	27,821	9,402	—	(734)	—	180,543

Interest expense	180,009	—	—	(67,333)	(29,430)	(6,755)	—	76,491
Gain on disposition of WhiteWave common stock	(415,783)	—	—	415,783	—	—	—	—
Other income, net	(489)	—	—	—	—	—	—	(489)
Income tax expense (benefit)	(30,416)	—	—	—	—	—	70,141	39,725
Income from continuing operations	362,721	48,012	27,821	(339,048)	29,430	6,021	(70,141)	64,816
Income from discontinued operations, net of tax	494,313	—	—	(2,815)	(492,202)	704	—	—
Net income attributable to non-controlling interest in discontinued operations	(6,179)	—	—	6,179	—	—	—	—
Net income attributable to Dean Foods Company	$850,855	$48,012	$27,821	$(335,684)	$(462,772)	$6,725	$(70,141)	$64,816

Diluted earnings per share	$9.00	$0.51	$0.29	$(3.55)	$(4.89)	$0.07	$(0.74)	$0.69
* See notes to Earnings Release Tables

For the three and nine months ended September 30, 2014 and 2013, the adjusted results and certain other non-GAAP financial measures differ from the Company's results under GAAP due to the exclusion of net gains or net losses associated with certain non-recurring items, including facility closing, reorganization and realignment costs; discontinued operations; integration and separation expenses; as well as asset impairment charges. These adjustments are made to facilitate meaningful comparisons of our operating performance between periods as the Company cannot predict the timing and amount of charges associated with such items.

(a)	The adjustment reflects the elimination of the following:

i.
Accelerated depreciation related to machinery and equipment at certain of our production facilities as a result of revisions made to the estimated remaining useful lives due to our evaluation of the impact that we expect changes in our business to have on estimated future cash flows at those production facilities;

ii.
Asset impairment charges on certain fixed assets and indefinite lived intangible assets. We evaluate our long-lived assets for impairment when circumstances indicate that their carrying value may not be recoverable. Indicators of impairment could include, among other factors, significant changes in the business environment or the planned closure of a facility; and

iii.
Other operating (income) loss related to the final settlement of certain liabilities associated with the prior disposition of a manufacturing facility and the final disposal of assets associated with the closure of one of our manufacturing facilities.

(b)
The adjustment reflects the elimination of severance charges and non-cash asset write-downs related to approved facility closings and restructuring plans, as well as other organizational realignment activities.

(c)
We completed the spin-off of WhiteWave on May 23, 2013 and we disposed of our remaining 13.3% investment in WhiteWave in July 2013. WhiteWave’s operations have been reflected as discontinued operations in our unaudited Condensed Consolidated Financial Statements under GAAP for all periods presented. In addition to the elimination of discontinued operations, the adjustment reflects the elimination of the following:

i.	Transaction and separation costs of $2.8 million and $3.1 million for the three and nine months ended September 30, 2013, respectively;

ii.
Additional stock compensation expense of $6.3 million during the nine months ended September 30, 2013 related to the proportionate adjustment of the number and exercise prices of certain stock options, restricted stock units and phantom shares granted to Dean Foods employees that were outstanding at the time of the spin-off in order to maintain the aggregate intrinsic value of such awards;

iii.	Interest expense of $649,000 associated with a short-term loan agreement entered into to facilitate our disposition of WhiteWave common stock in July 2013;

iv.
Losses of $66.7 million during the nine months ended September 30, 2013 related to interest rate swaps that were novated to WhiteWave. Upon completion of the separation, we reclassified these losses previously recorded in accumulated other comprehensive income to interest expense as a one-time, non-cash charge; and

v.	A gain of $415.8 million associated with the disposition of our investment in WhiteWave in July 2013.

(d)
We completed the sale of our Morningstar division on January 3, 2013. Our Morningstar operations have been reflected as discontinued operations in our unaudited Condensed Consolidated Financial Statements under GAAP for all periods presented. In addition to elimination of discontinued operations, the adjustment reflects the elimination of the following:

i.	Write-off of deferred financing costs associated with debt that was fully repaid with proceeds from the sale of our Morningstar division; and

ii.	Interest expense of $28.0 million related to the interest rate swaps we terminated as the result of debt repayments made with proceeds from the sale of our Morningstar division.

(e)	The adjustment reflects the elimination of the following:

i.	A reduction in a litigation settlement liability due to plaintiff class “opt-outs” of $2.5 million and $1.0 million during the nine months ended September 30, 2014 and 2013, respectively;

ii.
The (gain) loss on the mark to market of our commodity derivative contracts for the three and nine months ended September 30, 2014. Effective January 1, 2014, we have de-designated all open commodity derivative positions that were previously designated as hedges. As of the de-designation date, all commodities contracts are now marked to market in our income statement at each reporting period and a derivative asset or liability is recorded on our balance sheet;

iii.
Write-off of unamortized deferred financing costs during the three and nine months ended September 30, 2013 associated with our prior credit facility as a result of the termination of such facility and the extinguishment of the associated debt;

iv.
Interest accretion in connection with our previously disclosed dairy farmer class action lawsuit filed in the United States District Court for the Eastern District of Tennessee. The Court granted final approval of the settlement agreement on June 15, 2012; and

v.	A taxing authority settlement and litigation settlement of certain retained contingent obligations related to prior discontinued operations.

(f)
The adjustment reflects the income tax impact on adjustments (a) through (e) and to reflect our adjusted tax rate at 38%, which we believe represents our normalized long-term effective tax rate as a U.S. domiciled business.